SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 11, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 11, 2018, the Audit Committee engaged RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The formal engagement with RBSM has been executed.

During the Company’s years ended December 31, 2017 and 2016, and in the subsequent interim period through October 11, 2018, neither the Company, nor anyone on its behalf, consulted with RBSM with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by RBSM that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

October 12, 2018	Zion Oil & Gas, Inc.

	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Chief Executive Officer

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